UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 20, 2006
Oakley, Inc.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	001-13848 (Commission File Number)	95-3194947 (IRS Employer Identification No.)
One Icon
Foothill Ranch, California 92610
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (949) 951-0991
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
Exhibit 10.1
Exhibit 10.2
Exhibit 99.1

Item 1.01. Entry into a Material Definitive Agreement.
Effective as of October 1, 2006, Oakley, Inc., a Washington corporation (“Oakley”), entered into a letter agreement (the “Letter Agreement”) with R. Link Newcomb, Oakley’s former Chief Operating Officer and Director, in connection with his resignation as a Director and executive officer of Oakley and its subsidiaries. The following summary of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
The Letter Agreement provides that Mr. Newcomb will serve as Senior Advisor to the Chief Executive Officer of Oakley on an at-will basis, meaning that either Mr. Newcomb or Oakley may terminate the employment relationship at any time for any reason or for no reason, and without further obligation or liability, except as set forth in the Letter Agreement and the Severance Agreement (as defined below). Mr. Newcomb will receive an annual base salary of $222,480 per year. In connection with the changes in Mr. Newcomb’s employment terms and severance rights, Mr. Newcomb received a bonus in the amount equal to $295,772. Additionally, the Letter Agreement provides that Mr. Newcomb is eligible for an annual target bonus, provided that performance objectives determined each year by Oakley are met. For fiscal year 2006, Mr. Newcomb’s annual bonus will be based on a base salary of $333,720 (75% of his base salary as Chief Operating Officer) with the same performance criteria as previously approved. Subsequent years’ bonus amounts and targets will be determined by the Compensation and Stock Option Committee of the Board of Directors.
Effective as of October 1, 2006, Oakley entered into a Severance Agreement (the “Severance Agreement”) with Mr. Newcomb. The following summary of the Severance Agreement is qualified in its entirety by reference to the Severance Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.
The Severance Agreement provides that if Mr. Newcomb’s employment is terminated (i) by Oakley other than for Cause (as such term is defined in Oakley’s Executive Severance Plan (the “Severance Plan”)) or other than as a result of Mr. Newcomb’s death or Disability (as such term is defined in the Severance Plan) or (ii) by Mr. Newcomb for Good Reason (as such term is defined in the Severance Plan), Mr. Newcomb will be entitled to the following: (1) if Mr. Newcomb’s termination occurs prior to July 1, 2007, he will be entitled to an amount equal to (x) his then annual base salary, (y) his pro rata share of the bonus otherwise payable under Oakley’s Amended and Restated Executive Officer Performance Bonus Plan (the “Bonus Plan”) and (z) acceleration of vesting of that portion of his options to purchase common stock of Oakley outstanding as of the date of termination that would have become vested during the nine-month period immediately following the date of termination had he remained continuously employed during that period; and (2) if Mr. Newcomb’s termination occurs on or after July 1, 2007, he will be entitled only to the benefits set forth in clauses (y) and (z) above. In addition, in the case of (1) or (2) above, Mr. Newcomb will continue to be entitled to exercise his stock options to the extent vested on the date of termination (including any accelerated pursuant to the Severance Agreement) for a period of two years from the date of termination.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On September 20, 2006, Mr. Newcomb tendered his resignation as a Director and executive of Oakley and its subsidiaries, effective October 1, 2006. Mr. Newcomb’s resignation did not involve a disagreement with Oakley on any matter relating to Oakley’s operations, policies or practices.
     On September 20, 2006, Oakley issued a press release regarding Mr. Newcomb’s resignation. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit
Number	Description

10.1	Letter agreement, dated October 1, 2006, between Oakley, Inc. and Link Newcomb.
10.2	Severance Agreement, dated October 1, 2006, between Oakley, Inc. and Link Newcomb.
99.1	Press release, dated September 20, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OAKLEY, INC.
Date: September 22, 2006	By:	/s/ Cosmas N. Lykos
		Name:	Cosmas N. Lykos
		Title:	Vice President of Business Development, Secretary

Exhibit Index

Exhibit No.	Description

10.1	Letter agreement, dated October 1, 2006, between Oakley, Inc. and Link Newcomb.
10.2	Severance Agreement, dated October 1, 2006, between Oakley, Inc. and Link Newcomb.
99.1	Press Release, dated September 20, 2006.